Exhibit 99.1

Bone Biologics Announces Pricing of $2.0 Million Public Offering

BURLINGTON, Mass., March 4, 2024—Bone Biologics Corporation (“Bone Biologics” or the “Company”) (Nasdaq: BBLG, BBLGW), a developer of orthobiologic products for spine fusion markets, today announced the pricing of its public offering of an aggregate of 781,251 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 781,251 shares of common stock, at a public offering price of $2.56 per share (or common stock equivalent in lieu thereof) and accompanying warrant. The warrants will have an exercise price of $2.43 per share, will be exercisable immediately upon issuance and will expire five years after the date of issuance. The closing of the offering is expected to occur on or about March 6, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Total gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $2.0 million. The Company intends to use the net proceeds from this offering to fund clinical trials, maintain and extend its patent portfolio, and for working capital and other general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-276771), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 4, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking work with select strategic partners that builds on the preclinical research of the Nell-1 protein. Bone Biologics is focusing development efforts for its bone graft substitute product on bone regeneration in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, including statements with respect to its plans, assumptions, expectations, beliefs and objectives with respect to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “may,” “would,” “expect,” “intend,” “plan,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by the Company or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2024 and the preliminary prospectus filed with the SEC in connection with the public offering. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com